Exhibit 10.16


                      EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated June 21, 1993, is made between HILB, ROGAL AND HAMILTON COMPANY OF ARIZONA, an Arizona corporation
("Employer"),  and MICHAEL A. JANES ("Employee"), a  resident  of
Phoenix, Arizona.

                            RECITALS

     WHEREAS, Employer is a wholly-owned subsidiary of HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation ("HRH");

     WHEREAS, Employee has been a Vice President of Employer;

     WHEREAS, the former president of Employer has terminated employment and Employer desires for Employee to be promoted to President;

     WHEREAS, HRH and Employer desire that Employee be employed as President with primary responsibility for the overall management and profitability of Employer, and secondary responsibility for the production of new business and for the servicing of business coded to Employee for service and for the period of time specified herein;

     WHEREAS, Employee desires to accept such employment subject to the terms and conditions specified herein; and

     WHEREAS, HRH and Employer aver and Employee acknowledges that HRH and Employer will incur substantial costs in developing, increasing and protecting its business, including costs for training employees and advertising the business of the Employer;

     NOW, THEREFORE, in consideration of the premises stated above and the sum of $1.00, receipt of which is acknowledged by Employee, Employer's employment or continued employment of Employee, and the mutual promises contained in this Agreement, the parties agree as follows:

     1. EMPLOYMENT: TERM' COMPENSATION: RENEWAL. Employer agrees to employ Employee for an initial term of three (3) years ("Initial Term"), effective as of April 1, 1993 ("Effective Date"), and to compensate Employee as described on Exhibit A attached hereto and incorporated herein by this reference.

     Upon the expiration of the Initial Term, this Agreement shall renew for one (1) year terms; provided that this Agreement shall not renew if either party gives written notice to the other not less than thirty (30) days prior to the end of the Initial Term (or any renewals thereof) of its intent not to renew the Agreement, and provided further that either party may terminate this Agreement at any time after the Initial Term, with or without cause, upon the giving of thirty (30) days written notice to the other of its intent to do so. If this Agreement is terminated by either party on thirty (30) days notice, Employee shall continue to render services faithfully during such period and his employment hereunder shall terminate at the end of the notice period. At its sole option, Employer may elect to pay Employee, as severance pay, the base salary due Employee for the unexpired portion of the notice period, thereby immediately terminating Employee's employment in lieu of permitting Employee to continue performing his duties during the notice period. Except as limited in the next following sentence, Employee's compensation shall be reviewed by Employer not less frequently than annually during the term of this Agreement and any extensions or renewals thereof, may be adjusted upward or downward in Employer's sole exercise of its reasonable business discretion and shall be full compensation for all services performed by Employee under this Agreement. During the Initial Term, Employee's compensation may be reduced only for "Cause."

     2. FULL EFFORTS OF EMPLOYEE. Employee represents to Employer that he has no employment or other relationship with any competitor of Employer which would restrict him in performing the duties contemplated herein. Employee agrees to indemnify and hold Employer harmless from all claims and damages (including reasonable attorneys' fees and costs) suffered by Employer and arising out of a breach of the foregoing representation. Employee agrees (i) to devote his full business time and energies to the business and affairs of Employer, (ii) to use his best efforts, skills and abilities to promote the interests of the Employer and the related business interests of HRH and its other subsidiaries and (iii) to perform faithfully and to the best of his ability all assignments of work given to him by Employer. During the course of his employment hereunder, Employee shall not, directly or indirectly, enter into or engage in any other activity or other gainful employment without the prior written consent of HRH.

     3. FULL COMPENSATION FOR SERVICES. All business, including insurance, bond, risk management, self-insurance and other services (collectively, the "HRH Business"), transacted through the efforts of Employee or any other employee of HRH or any of its subsidiary corporations (HRH and its subsidiary corporations, including Employer, are herein referred to as the "HRH Companies.") shall be the sole property of the Employer and the HRH Companies, and Employee acknowledges that he shall have no right to any commission or fee resulting from the conduct of such business other than in the form of the compensation referred to in paragraph 1. Premiums, commissions or fees on the HRH Business transacted through the efforts of Employee shall be invoiced to the insured or purchaser by Employer or one of the other HRH Companies. All checks or bank drafts received by Employee from any insured or purchaser shall be made payable to such company and all amounts collected by Employee shall be promptly turned over to Employer.

     4.     CONFIDENTIAL  INFORMATION.  For  purposes   of   this
paragraph 4, the following words shall have the following respective meanings:

     "Employer" shall mean Hilb, Rogal and Hamilton Company of Arizona, any of its predecessors and any person or entity from which it has, now or at the time of termination, acquired insurance accounts;

     "HRH   Companies"  means  Employer,   HRH   and   any
     subsidiary of HRH;

     "HRH  Customers"  means  the  customers  of  the  HRH
     Companies; and

     "Confidential  Information" shall mean  any  and  all
     information  of a proprietary or confidential  nature
     and  trade secrets of Employer and the HRH Companies.
     Such confidential information shall include, but  not
     be  limited  to, information about the HRH  Customers
     such     as    customer    lists,    customer    risk
     characteristics,  policy  expiration  dates,   policy
     terms,   conditions  and  rates,  information   about
     prospective customers, and information about the  HRH
     Companies such as financial data, marketing  programs
     and   specialized  insurance  markets.   Confidential
     information  may be acquired from any  source  during
     Employee's  term of employment, whether or  not  such
     information  was  expressly  disclosed  to   Employee
     during the term of his employment.

Employee acknowledges that, in the course of his employment hereunder, he will become acquainted and entrusted with the Confidential Information which is the exclusive property of Employer. Employee agrees and covenants that he will safeguard the Confidential Information from exposure to, or appropriation by, unauthorized persons, either within or outside the employment of Employer or the HRH Companies, and that he will not, directly or indirectly, without the prior written consent of Employer and HRH during the term of this Agreement and any time in the three year period following termination of this Agreement, divulge or make any use of the Confidential Information except as may be required in the course of his employment hereunder. Upon termination of his employment, Employee covenants to deliver to Employer all information and materials, including personal notes and reproductions, relating to the Confidential Information, the HRH Companies, and the HRH Customers, which are in his possession or control.

     5.    NONPIRACY COVENANTS. For the purpose of this paragraph
5, the following terms shall have the following meanings:

     "Customers" shall be limited to those customers of Employer for whom there is an insurance policy or bond in force or to or for whom Employer is rendering services as of the date of termination of Employee's employment;

     "Known Customers" shall be limited to those "Customers" with whom Employee had personal contact, or for whom Employee handled insurance or bonds, or whose names became known to Employee, in the course of the performance of his employment duties for Employer;

     "Prohibited Services" shall mean (i) services in the fields of insurance or bonds or (ii) services performed by Employer, its agents or employees in any other business engaged in by Employer on the date of termination of Employee's employment. "Field of insurance" does not include title insurance, but does include all other lines of insurance sold by Employer, including, without limitation, property and casualty, life, group, accident, health, disability, and annuities;

     "Prospective Customers" shall be limited to those parties known by Employee to have been solicited for business within any Prohibited Service within the twelve (12) month period preceding the date of termination of Employee's employment, by an employee (including Employee) or agent of Employer and with or from whom, within the twelve (12) month period preceding the date of termination of Employee's employment, an employee (including Employee) or agent of Employer either had met for the purpose of offering any Prohibited Service or had received a written response to an earlier solicitation to provide a Prohibited Service; and

     "Restricted Period" shall mean the period of three  (3)
     years immediately following the date of termination of Employee's employment.

     Employee recognizes that over a period of many years the Employer (specifically including for the purposes of this paragraph 5 any predecessors of Employer or entities from which it might have acquired insurance accounts) has developed, at considerable expense, relationships with, and knowledge about, Customers and Prospective Customers which constitute a major part of the value of the Employer. During the course of his employment by Employer, Employee will have substantial contact with these Customers and Prospective Customers. In order to protect the value of the Employer's business, Employee covenants and agrees that, in the event of the termination of his employment, whether voluntary or involuntary, whether with or without cause, he shall not, directly or indirectly, for his own account or for the account of any other person or entity, as an owner, stockholder, director, employee, partner, agent, broker, consultant or other participant during the Restricted Period:

     (a) solicit a Customer or Prospective Customer for the purpose of providing Prohibited Services to such Customer or Prospective Customer;

     (b) solicit a Known Customer or Prospective Customer for the purpose of providing Prohibited Services to such Known
Customer or Prospective Customer; and

     (c) accept an unsolicited invitation from a Known Customer or Prospective Customer to provide Prohibited Services to such Known Customer or Prospective Customer without first complying with the provisions of paragraph 8(b) hereof.

     Subparagraphs (a), (b) and (c) are separate and divisible covenants; if for any reason any one covenant is held to be illegal, invalid or unenforceable, in whole or in part, the remaining covenants shall remain valid and enforceable and shall not be affected thereby. Further, the periods and scope of the restrictions set forth in any such subparagraph shall be reduced by the minimum amount necessary to reform such subparagraph to the maximum level of enforcement permitted to Employer by the law governing this Agreement.

     6. NONRAIDING OF EMPLOYEES. Employee covenants that during his employment hereunder (including renewals) and for twelve (12) months after termination of his employment, whether voluntary or involuntary, with or without cause, he will not hire any individuals who, as of the date of termination of Employee's employment, were employees of Employer or had been preceding Employee's termination, nor will employees of Employer within the six (6) month period he directly or indirectly solicit, induce or encourage any of the Employer's employees to seek employment with any other business, whether or not Employee is then affiliated with such business.

     7. NOTIFICATION OF FORMER AND NEW EMPLOYMENT. During the term of this Agreement and the Restricted Period specified in paragraph 5 hereof, Employee covenants to notify any prospective employer or joint venturer, which is a competitor of Employer located within the Restricted Area, of this Agreement with Employer; and if Employee accepts employment or establishes a relationship with such competitor, Employee covenants to notify Employer immediately of such relationship.

     8. REMEDIES UPON EMPLOYEE BREACH OF AGREEMENT. If Employee breaches any provision of this Agreement, each of Employer and the HRH Companies reserves the right to avail itself of any remedy available to it at law or in equity. Further, Employer may, at its sole option, employ disciplinary procedures against Employee for any breach, up to and including discharge. Additionally, where allowed by law, Employer reserves the right to offset against any sums due Employer from Employee any amounts which may otherwise be due from Employer to Employee. Employee acknowledges and agrees that Employer and the HRH Companies shall be entitled to injunctive relief against Employee for any violation by Employee paragraph 4, 5, 6 or 7 of this Agreement. Employee agrees that the foregoing remedies shall be cumulative and not exclusive, shall not be waived by any partial exercise or nonexercise thereof and shall be in addition to any other remedies available to Employer and the HRH Companies at law or in equity.

     (a) Notwithstanding the foregoing, if Employee breaches paragraph S(a) or S(b) of this Agreement, Employer may, at its sole option, seek liquidated damages with respect to each Customer, Known Customer or Prospective Customer procured by or through Employee, directly or indirectly, in violation of paragraph S(a) or S(b) of this Agreement (with such Customers and Known Customers being hereafter referred to as "Lost Customers" and with such Prospective Customers being hereafter referred to as "Lost Prospects"). Employee acknowledges that it would be difficult to calculate damages incurred by Employer in the event of such a breach and that the following liquidated damages clause, when so elected by Employer, is necessary and reasonable for the protection of Employer. Employer agrees that, if it elects to exercise the liquidated damages provision with respect to a Lost Customer or Lost Prospect, it shall not seek an injunction with respect thereto if Employee pays such liquidated damages. Employee also acknowledges that Employer may or may not choose to exercise this liquidated damages provision and that Employer may, at its sole option, seek injunctive relief with respect to some Lost Customers and Lost Prospects and liquidated damages with respect to other Lost Customers and Lost Prospects. Finally, Employee acknowledges that he has no right whatsoever to force Employer to exercise this liquidated damages provision, and that such choice remains entirely Employer's.

Liquidated damages shall be calculated as follows:

A Lost Customer shall be valued at 150% of the gross revenue to Employer in the most recent twelve (12) month period preceding the date of loss of such account. If such Lost Customer had not been a Customer or Known Customer of Employer for an entire twelve (12) month period, such liquidated damages shall be 150% of the gross revenue which would have been, in the absence of a breach by Employee, realized by Employer in the initial twelve
(12) month period of such customer being served by Employer. A Lost Prospect shall be valued at 150% of the gross revenue realized in the initial twelve (12) month period of such Lost Prospect being served by any one or more persons or entities receiving such revenue as a result of Employee's breach.

     Employee acknowledges that the foregoing damage amounts are fair and reasonable, that an industry rule of thumb for the valuation of an agency is 150~o of revenue and that, on the margin, selected accounts may be worth much more than 150% of their annual revenue to an agency.

     Employee shall pay such liquidated damages to Employer within five (5) business days after written demand therefor.
Thereafter, such liquidated damages shall bear interest at the maximum lawful rate.

     (b) If in accordance with the provisions of paragraph 5(c) hereof, a Known Customer or Prospective Customer desires to have Employee as its agent of record, then Employee, upon making arrangements reasonably satisfactory to Employer for payment, may purchase such Known Customer or Prospective Customer account from Employer for a price equal to the price established above for a Lost Customer or Lost Prospect, whichever is applicable. The payment of half of such purchase price upon binding of coverage or bonding in the first year Employee accepts such account during the Restricted Period and of the remaining half of the purchase price on the anniversary date in the following year is hereby covenanted by Employer to be reasonably satisfactory to it. Employee acknowledges that failure to pay timely for such accounts permitted to be purchased herein pursuant to paragraphs 5(c) and 8(b) hereof shall entitle Employer to receive injunctive relief. Employer acknowledges that payment for such accounts permitted to be purchased by Employee pursuant to paragraphs S(c) and 8(b) shall prohibit Employer from obtaining injunctive relief with respect to such accounts.

     (c) Employee acknowledges that a broker of record letter written during the Restricted Period, as a result of Employee's efforts, by a Customer, Known Customer or Prospective Customer in favor of Employee or any person or entity with whom or which Employee is directly or indirectly affiliated shall be prima facie evidence of, and shall establish a rebuttable presumption of, a violation of paragraph S of this Agreement and establishes a rebuttable presumption in favor of Employer that paragraph 5 of this Agreement has been violated by Employee. Further, Employee acknowledges that he has an affirmative duty to inform such Known Customer or Prospective Customer that he cannot accept its business unless he pays for such business pursuant to paragraph 8(b) hereof, until after the Restricted Period and that he must minimize all contact with such Known Customer or Prospective Customer during the Restricted Period.

     9. TOLLING OF RESTRICTIVE COVENANTS DURING VIOLATION. If a violation by Employee of any of the restrictive covenants of this Agreement occurs, Employee agrees that the restrictive period of each such covenant so violated shall be extended by a period of time equal to the period of such violation by Employee. It is the intent of this paragraph that the running of the restricted period of a restrictive covenant shall be tolled during any period of violation of such covenant so that the Employer shall get the full and reasonable protection for which it contracted and so that an Employee may not profit by his breach.

     10. STANDARDS OF PERFORMANCE: CAUSE. In addition to the full efforts required of Employee in paragraph 2 hereof and notwithstanding anything herein to the contrary, Employee's employment may be terminated or altered, immediately upon notice to the Employee, in the discretion of Employer, prior to the expiration (including renewals) of this Agreement, for "Cause." For purposes hereof and without limitation Cause shall be solely determined in good faith by Employer and shall include any dishonest, criminal or immoral conduct or any one or more acts having a material adverse effect on Employer or any of the HRH Companies. Also, Employer agrees that the settlement of the lawsuits with Amos Lovitt Touche ("ALT") and The Mahoney Group and the potential settlement of a lawsuit with Jack Puckett are not factors to be considered in determining "Cause," and specifically, the reversal of the accrual for a receivable from ALT and the return of overpaid purchase price to ALT are not due to Employee's doing anything wrong.

     11. ATTORNEYS' FEES. In addition to any other remedies and damages available to Employer or the HRH Companies, if Employee violates paragraph 4, 5, 6 or 7 of this Agreement, which violation becomes the gravamen of an action by Employer or the HRH Companies against Employee, then Employee shall pay all costs and fees, including attorneys' fees and costs, incurred by Employer and the HRH Companies in enforcing such one or more restrictive covenants.

     12. DELINQUENT CUSTOMER ACCOUNTS: COLLECTION. Employer may, at its discretion, require Employee to take any and all actions deemed necessary by Employer to recover the balance of any customer account sold or serviced by Employee which account has not been paid in a timely fashion and which has not been collected in accordance with the normal procedures of Employer due to a violation of such procedures by Employee (with such account being referred to as a "Delinquent Customer Account"). If a Delinquent Customer Account exists, Employee shall be responsible for full payment of such amounts.

     13. ESSENCE OF AGREEMENT. The restrictive covenants from Employee for the benefit of the Employer set forth herein are the essence of this Agreement with respect to Employer agreeing to employ Employee and each such covenant shall be construed as independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Employer of any of the restrictive covenants contained herein. Employer shall at all times maintain the right to seek enforcement of these provisions whether or not Employer has previously refrained from seeking enforcement of any such provision as to Employee or any other individual who has signed an agreement with similar provisions.

     14. SEVERABILITY AND INDEPENDENCE. If any provision of this Agreement or any part of any provision of this Agreement is determined to be unenforceable for any reason whatsoever, it shall be severable from the rest of this Agreement and shall not invalidate or affect the other portions or parts of the
Agreement, which shall remain in full force and effect and be enforceable according to their terms. Furthermore, no covenant herein shall be dependent upon any other covenant or provision herein, each of which covenants shall stand independently and be enforceable without regard to the other or to any other provision of this Agreement.

     15. INTERPRETATION. There shall be no presumption that this Agreement is to be construed against the Employer or the HRH Companies, since Employee acknowledges that he understands all provisions of this Agreement, that the restrictive covenants contained herein are ancillary to an enforceable agreement and are fair, necessary for the protection of Employer and the HRH Companies and relatively standard to the insurance agency industry and that he was offered the opportunity to negotiate, alter, and amend any and all provisions of this Agreement before executing this Agreement and legally binding himself hereto.

     16. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Arizona.

     17. MISCELLANEOUS.

          A. Case and Gender. Wherever required by the context of this Agreement, the singular and plural cases and the masculine, feminine and neuter genders shall be interchangeable.

          B. Nonwaiver. The waiver by HRH or Employer of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or as a waiver of any other provisions of this Agreement.

          C. Captions. The captions provided in this Agreement are intended for descriptive and reference purposes only and are not intended to limit the applicability of the terms of any paragraph to that caption.

          D. Succession and Assignment. This Agreement shall be binding upon the parties hereto and is not assignable by Employee. This Agreement shall inure, however, to the benefit of Employer's successors and assigns, including, without limitation, successor corporations by way of merger or consolidation or any entity which purchases substantially all of the assets of Employer.

          E. Entire Agreement. This Agreement supersedes any prior written or unwritten agreement, representation or understanding between the Employer and Employee and represents the entire agreement, representations and understanding between Employer and Employee concerning the subject matter hereof.

     WITNESS the following signatures.


                              EMPLOYER:

                               HILB,  ROGAL AND HAMILTON  COMPANY
                                OF ARIZONA


                              By: /s/
                                 ---------------------------------

                              Its:
                                  --------------------------------


                              EMPLOYEE:

                              /s/ MICHAEL A. JANES
                              -------------------------------------
                              MICHAEL A. JANES

                            EXHIBIT A


    Employee shall be paid an annual salary of $150,000, payable semi-monthly, as earned. Future changes in compensation need not be reflected by amendment hereto as Employer may effect such change through signature of a payroll authorization form.

    Employer shall recommend to the Compensation Committee of the Board of Directors of HRH for consideration at the May 4, 1993, meeting that Employee be granted a nonqualified stock option at the market price that day for 4,000 shares of HRH stock, vesting at the rate of 800 shares for each full year of service from the date of grant.

    Employee shall also be provided with an automobile allowance in accordance with normal guidelines for Presidents of HRH offices.